                     FOURTH AMENDMENT TO LEASE AGREEMENT

     This Fourth Amendment to Lease Agreement (this "Fourth Amendment") is entered into by and between CIIF ASSOCIATES II LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter called "Landlord") and SOFTWARE SPECTRUM, INC., a Texas corporation formerly known as The Software Store, Inc. (hereinafter called "Tenant").

                            W I T N E S S E T H :

     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated May 1, 1990 (the "Original Lease"), wherein Landlord leased to Tenant approximately fifty-one thousand one hundred forty-five (51,145) square feet of rentable area in the building known as 2140 Merritt Drive, Garland, Texas (the "Building"), all as more fully described in the Lease (the "Premises"); and

     WHEREAS, Landlord and Tenant amended the Original Lease pursuant to the terms and provisions of that certain First Amendment to Lease Agreement dated March 31, 1995 (the "First Amendment") executed by Landlord and Tenant; and

     WHEREAS, Landlord and Tenant further amended the Original Lease pursuant to the terms and provisions of that certain First Addendum to Lease Agreement dated July 31, 1996 (the "Second Amendment") executed by Landlord and Tenant; and

     WHEREAS, Landlord and Tenant further amended the Original Lease pursuant to the terms and provisions of that certain Third Amendment to Lease Agreement dated effective April 20, 1998 (the "Third Amendment") executed by Landlord and Tenant (the Original Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment, is herein referred to as the "Lease"); and

     WHEREAS, desire to further amend the Lease in accordance with the terms and conditions set forth below;

     NOW, THEREFORE, for and in consideration, of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows (capitalized terms used herein having the meanings ascribed to them in the Lease unless specifically defined herein):

     1. Tenant shall have the right to lease additional parking area in accordance with the terms and conditions of EXHIBIT A attached hereto.

     2. By its execution of this Fourth Amendment, Tenant acknowledges and agrees that all leasehold improvements and tenant finish in the Premises are in good and satisfactory condition acceptable to Tenant. Tenant acknowledges that it accepts the Premises in their present condition, I.E. "AS IS" and "WITH ALL FAULTS," subject to any latent defects of which Tenant is unaware as of the date of Tenant's execution of this Fourth Amendment. Notwithstanding the foregoing, Landlord shall remain responsible for any subsequent repairs required to portions of the Building for which Landlord is responsible under the terms of the Lease.

     3. Landlord agrees to pay to The Industrial Group ("Landlord's Broker") a real estate brokerage commission as set forth in a separate listing agreement between Landlord and Landlords' Broker and agrees to pay The Staubach Company ("Tenant's Broker") a real estate brokerage commission as set forth in a separate commission agreement between Landlord and Tenant's Broker. Tenant hereby represents and warrants to Landlord that it has not employed any other agents, brokers or other such parties in connection with the extension of the lease term pursuant to the terms and conditions of this Fourth Amendment, and Tenant agrees that it shall hold Landlord harmless from and against any and all claims of all agents, brokers or other such parties claiming by, through or under Tenant.

     4. The Lease, as amended by this Fourth Amendment, is hereby ratified and affirmed and, except as expressly amended hereby, all other items and provisions of the Lease remain unchanged and continue to be in full force and effect. The terms of this Fourth Amendment shall control over any conflicts between the terms of the Lease and the terms of this Fourth Amendment.

     5. The Lease, as amended by this Fourth Amendment, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and all prior agreements, proposals, negotiations, understandings and correspondence between the parties in this regard, whether written or oral, are hereby superseded and merged herewith.


                 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, this Fourth Amendment may be executed by the parties hereto on separate multiple counterparts, each of which shall be deemed to be an original, executed to be effective as of the 1st day of October, 1998.


                                      "Landlord"

                                      CIIF ASSOCIATES II LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By:   AEW Advisors, Inc., a Massachusetts
                                      corporation, its managing general partner



                                      By:
                                             -----------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------



                                      "Tenant"

                                      SOFTWARE SPECTRUM, INC.,
                                      a Texas corporation



                                      By:     /s/ Robert D. Graham
                                              ----------------------------------
                                      Name:   Robert D. Graham
                                              ----------------------------------
                                      Title:  Vice President and General Counsel
                                              ----------------------------------

                                  EXHIBIT A

                       SECOND EXPANSION PARKING OPTION

     1. Subject to the terms and conditions of this EXHIBIT A, Tenant shall have the additional option ("Second Expansion Parking Option"), by providing written notice thereof to Landlord (the "Second Expansion Parking Election Notice"), at any time on or before September 1, 2000, to include under the Lease all or any portion of the land identified on EXHIBIT A-1 attached hereto (the "Second Expansion Parking Area"). The amount of the Second Expansion Parking Area to be included under the Lease pursuant to the Second Expansion Parking Option shall be identified by Tenant in the Second Expansion Parking Election Notice. The actual portion of the EXHIBIT A-1 land to be included under the Lease pursuant to the Second Expansion Parking Option shall be designated by Landlord, provided, however, it shall have a reasonable configuration (the "Second Expansion Parking Space"). If Tenant timely delivers the Second Expansion Parking Election Notice, then (a) Landlord shall promptly pave the Second Expansion Parking Area so that it may be used for the parking of motor vehicles and (b) Tenant and Landlord shall execute an amendment to the Lease acknowledging Tenant's leasing of the Second Expansion Parking Area on the terms and conditions of the Lease, except as follows:

          (a) the monthly Base Rent for the Second Expansion Parking Space shall equal the sum of (1) the product of the number of square feet in the Second Expansion Parking Space and $.235 divided by 12 and (2) the amount of the monthly installment of principal and interest that would be payable on a hypothetical loan whose principal balance equaled all hard and soft costs incurred by Landlord in paving the Second Expansion Parking Space (including, without limitation, geotechnical studies, survey costs, and consultant costs), whose interest rate is 12%, and which is payable in equal monthly installments for purposes of making such calculation, the number monthly installments of the hypothetical loan shall equal the number of full calendar months remaining in the Term after the Second Expansion Parking Space Commencement Date (as hereinafter defined). Tenant's obligation to commence paying monthly Base Rent on such Second Expansion Parking Space shall commence upon substantial completion of Landlord's paving of the Second Expansion Parking Space (the "Second Expansion Parking Space Commencement Date").

          (b) After completion of the paving to the Second Expansion Parking Space, Landlord shall maintain the Second Expansion Parking Space in good condition; however Landlord shall have no obligation to make any repairs with respect to the Second Expansion Parking Space unless and until Tenant has delivered to Landlord notice of the need therefor.

          (c) Tenant shall pay all Taxes, utility costs, insurance costs, and maintenance costs regarding the Second Expansion Parking Space; accordingly, Tenant's proportionate share for purposes of calculating Tenant's obligations under Paragraph 2.C under the Lease as to the Second Expansion Parking Space shall be 100%.

          (d) Tenant shall defend, indemnify, and hold Landlord harmless from and against all liabilities, claims, and expenses (including, without limitation, reasonable attorney's fees and expenses), except for those arising from Landlord's negligence or wilful misconduct.

          (e) Tenant may not construct any alteration or place any signs on the Second Expansion Parking Space without Landlord's prior written consent, which consent shall not be unreasonably withheld; provided, however, Tenant may install signage on the portion of the Second Expansion Parking Space then being leased by Tenant to the extent such signage is reasonably necessary to identify Tenant's use of such Second Expansion Parking Space and provided such signage is approved by Landlord and complies with all applicable laws, ordinances and restrictions affecting the Second Expansion Parking Space.

          (f) The Second Expansion Parking Space shall only be used for the parking of motor vehicles by Tenant, Tenant's employees, customers and visitors. In no event will any boat, camper, trailer, truck larger than a one-ton pickup or any other vehicle be parked or stored on the Second Expansion Parking Spaces. The Second Expansion Parking Space shall not be used for the repair or restoration of any motor vehicle, boat, camper, trailer or other vehicle, except for emergency repairs, and then only to the extent necessary to enable its movement to a proper repair facility. Tenant's use of the Second Expansion Parking Space shall comply at all times with all deed restrictions, zoning ordinances and other laws applicable to Tenant's use of the Second Expansion Parking Space.

          (g) The term for the Second Expansion Parking Space shall be coterminous with the Term.

          (h) Tenant may not assign its right to use the Second Expansion Parking Space or assign its rights under this Exhibit, other than in connection with an assignment of the entire Lease.

     2. The Second Expansion Parking Option of Tenant as provided for herein can be exercised only if, at the time of such exercise of the Second Expansion Parking Option, Tenant is not in default under the Lease beyond any applicable grace period. In the event that such condition is not satisfied and is not waived by Landlord in its sole and absolute discretion, Tenant's Second Expansion Option shall be terminated and of no further force and effect. Tenant's Second Expansion Option shall terminate if (a) the Lease or Tenant's right to possession of the Premises is terminated, or (b) Tenant fails to timely exercise its Second Expansion Parking Option under this EXHIBIT A, time being of the essence with respect to Tenant's exercise thereof. Tenant shall not have the right to assign its Second Expansion Parking Option to any sublessee of the Premises, nor may any such sublessee exercise such Second Expansion Parking Option.

     3. Tenant may exercise its Second Expansion Parking Option on one or more occasions, provided that any Second Expansion Parking Election Notice must be delivered to Landlord on or before September 1, 2000. Each exercise of Tenant's Second Expansion Parking Option shall be treated independently of any previous exercise by Tenant of the Second Expansion Parking Option for all purposes hereunder, including, without limitation, the determination of the monthly Base Rent and the Second Expansion Parking Space Commencement Date attributable to the portion of the Second Expansion Parking Area identified in the applicable Second Expansion Parking Election Notice.

   4. Notwithstanding anything else contained herein to the contrary, at any time prior to September 1, 2000, if Landlord desires to accept an offer (a "Third Party Offer"), to sell to any third party all or any portion of the real property upon which the Second Expansion Parking Area is located, Landlord shall give Tenant written notice thereof (the "Offer Notice"), and Tenant shall have ten (10) days from the date of receipt of the Offer
Notice to either (i) elect to exercise its Second Expansion Parking Option by delivering written notice thereof to Landlord prior to the expiration of such ten (10) day period, or (ii) notify Landlord that it does not desire to exercise its Second Expansion Parking Option, in which case Tenant's Second Expansion Parking Option shall be deemed to be terminated and of no further force and effect. In the event Tenant fails to respond within said ten (10) day period, Tenant shall be deemed to have elected not to exercise its Second Expansion Parking Option, in which case Tenant's Second Expansion Parking Option shall be deemed to be terminated and of no further force and effect.

                                   EXHIBIT A-1

                     DESCRIPTION OF SECOND EXPANSION PARKING AREA












                                       A-1-1

                                   EXHIBIT A-1
                           Second Expansion Parking Area
                              SOFTWARE SPECTRUM, INC.
                                2140 Merritt Drive
                               Garland, Texas 75041







                                     [Map]